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                                                                       EXHIBIT 2

                         REGISTRATION RIGHTS AGREEMENT

                                                               November 12, 1998

Imagine Investments, Inc.
P.O. Box 729081-229
Dallas, Texas 75372

                          Re: MB Software Corporation

Ladies and Gentlemen:

     The undersigned, MB Software Corporation, a Colorado corporation (the "Company"), hereby grants to Imagine Investments, Inc., a Delaware corporation (the "Investor"), registration rights with respect to securities of the Company (or any successor) that the Investor may acquire upon conversion of Series A Senior Cumulative Convertible Participating Preferred Stock owned by the Investor and any other securities of the Company (or any successor) into which such acquired securities may be converted or for which they may be exchanged or that may be issued in respect thereof (the "Investor Shares").

     This will confirm the agreement among the Company and the Investor as follows:

     1.   Registration.
          ------------

          1.1    Piggyback Rights.
                 ----------------

          (a) If the Company proposes to register or qualify any of its securities under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable federal or state law or regulation of governmental authority (other than with respect to offerings to employees or in connection with a reorganization or acquisition), it will at such time give written notice to the Investor of the Company's intention to do so and, upon the written request of the Investor given within 20 days after receipt of any such notice (which request shall specify the number and type of Investor Shares intended to be sold or disposed of and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause such Investor Shares so specified to be simultaneously registered or qualified under such laws or regulations, to the extent requisite to permit the sale or other disposition thereof (in accordance with the method described by the Investor provided such method is in accordance with law). Following the filing of a registration statement under this Section 1.1, the Company may withdraw such registration statement at any time

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prior to the effective date thereof if the Company deems such withdrawal in the best interests of the Company. The Company will keep effective and maintain any registration or qualification specified in this subsection (a) for such period (not exceeding nine months) as may be reasonably necessary to effect such sale or other disposition by the Investor.

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to this
Section 1.1. In such event, the right of the Investor to register its Investor Shares pursuant to this Section 1.1 shall be conditioned upon Investor's participation in such underwriting and the inclusion of such Investor Shares in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 1.1, if the underwriter determines that marketing factors require a limitation on the number of Investor Shares and any other shares to be sold by others holding similar registration rights to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Investor Shares and any other shares to be sold by others holding similar registration rights to be included in the registration and underwriting. The Company shall so advise the Investor and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of Investor Shares is still required, the number of Investor Shares that may be included in the registration and underwriting shall be reduced in proportion, as nearly as practicable, to the respective amounts of Investor Shares and other shares of common stock that others holding similar registration rights had requested to be included in such registration at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Investor Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          1.2    Demand Rights.
                 -------------

          (a) Upon a written request from the Investor the Company will, as soon as practicable, use its best efforts to effect all required registrations or qualifications of its common stock under the Securities Act or any other applicable federal or state law or regulation of governmental authority as may be required in order to permit the Investor to sell or otherwise dispose of all or any part of its Investor Shares in the manner and in the jurisdictions described in such request or requests. The Company shall be required to effect one demand registration pursuant to this Section 1.2.

          (b) The Company will keep effective and maintain such registration or other qualification for such period (not exceeding nine months) as may be reasonably necessary to effect such sale or other disposition.

          (c) If the Investor intends to distribute the Investor Shares covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.2.

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          (d)    If officers or directors of the Company holding other
securities of the Company or any third party holding registration rights with respect to the Company's common stock shall request inclusion of such securities in any registration pursuant to this Section 1.2, the Investor shall offer to include the securities of such officers and directors in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1.2. The Company shall (together with the Investor, and officers, directors and stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative advises the Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors and other stockholders of the Company shall be excluded from such registration to the extent so required by such limitation. No shares of common stock or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investor. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of shares of common stock or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of shares of common stock and other securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          1.3    Expenses. All "Registration Expenses" (as hereafter defined)
                 --------
incurred in connection with any registration, qualification or compliance pursuant to Section 1.1 and in connection with each registration pursuant to
Section 1.2 shall be borne by the Company, and all "Selling Expenses" (as hereafter defined) shall be borne by the Investor. For purposes of this Section 1.3, "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 1.1 and 1.2 hereof, including, without limitation, all registration and filing fees required by the SEC, state securities agencies, NASD, stock exchanges and others, printing expenses, fees and disbursements of counsel to the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for the Investor and the expense of any special audits incident to or required by any such registration and fees and expenses of the underwriter customarily required to be paid by issuers of securities. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the securities of the Investor and all fees and disbursements of counsel for the Investor, except fees and disbursements of counsel included under "Registration Expenses."

          1.4    Special Circumstances.  In the event registration or
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qualification of any shares of common stock is requested pursuant to Section 1.2 hereof and (i) the Company is engaged in good faith negotiations and/or has entered into an agreement with respect to an acquisition of a material nature by or of the Company, and (ii) in the reasonable judgment of both the Company and its counsel, such registration or qualification of any shares of Investor Shares would be inappropriate at such time, then the Company may delay registration or qualification of any Investor Shares pursuant to Section 1.2 under the earliest of the following: (xx) the termination of good faith negotiations with respect to any acquisition of a material nature by or of the Company, (yy) the

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consummation or abandonment of any agreement with respect to an acquisition of a material nature by or of the Company; or (zz) nine months from the date that registration or qualification of any Investor Shares is requested pursuant to
Section 1.2; provided, however, that the obligation to register or qualify any Investor Shares pursuant to Section 1.2 shall be an obligation of any person or entity that merges or consolidates with or acquires the Company or otherwise becomes a successor to the Company.

          In the event the request pursuant to Section 1.2 has been made and the Company fails, for any reason whatsoever (except for delays caused by the Investor or the underwriters and except as otherwise provided in this Section 1.4), to make the initial filings necessary to effect registration or qualification of the Investor Shares under the Securities Act or any other applicable federal or state law within 90 days of the date that the request has been made, then the Company shall be deemed to be in breach of Section 1.2.

          1.5    Prospectus and other Copies.  Whenever the Company is required
                 ---------------------------
by the provisions of Section 1.1 or 1.2 to use its best efforts to effect a registration or qualification of any Investor Shares, the Company will furnish to each holder whose Investor Shares are the subject of such registration or qualification such number of copies of any prospectus (including any preliminary or summary prospectus) or other like document as such holder may reasonably request in order to effect the sale of the securities to be sold by such holder. The Company will also deliver to the Investor and its underwriter, if any, at least one signed copy of each registration statement filed pursuant to Section
1.1 or 1.2 in which any Investor Shares are included and of each amendment and post-effective amendment thereto.

          1.6    Opinion of Counsel.  At the time any registration statement
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filed in accordance with the provisions of Section 1.1 or 1.2 above becomes effective, and at the effective date of any post-effective amendment thereto, the Company will, at its own expense, furnish to the Investor an opinion of the Company's counsel to the effect that:

          (a) The registration statement and the prospectus contained therein, and each amendment or supplement thereto, as of their respective effective of issue dates, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; and

          (b) To the knowledge of such counsel (after due inquiry), neither the registration statement nor the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no opinion need be expressed with respect to any financial statements, notes thereto or other financial data or other expert material contained therein).

          If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Investor and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

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          1.7    Notifications.  The Company shall promptly notify the Investor
                 -------------
of the occurrence of any event as a result of which any prospectus included in such registration statement includes any misstatement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Thereupon, the Company shall promptly prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith so as to correct such misstatement of a material fact or to include such omitted fact so as to keep such registration statement effective.

          1.8.   Information to be Furnished.  The Company's obligations under
                 ---------------------------
Sections 1.1 and 1.2 with respect to the Investor are expressly conditioned upon the Investor furnishing to the Company in writing such information concerning the Investor and the terms of the Investor's proposed offering as the Company shall reasonably request for inclusion in the registration statement. The Company agrees to include in any registration or qualification effected under
Section 1.1 or 1.2 such information relating to the sale of Investor Shares covered by such registration or qualification as the Investor and/or its underwriter, if any, request be included therein. In addition, in connection with any such registration statement, the Company and the Investor agree, if requested by the other or by the representative of the underwriters, to enter into an agreement or agreements containing such terms and conditions as are customary in the securities industry for such agreements among underwriters, companies of comparable size, and selling shareholders with respect to offerings of a comparable size and nature.

          1.9    Listing.  Upon the request of the Investor, the Company will
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cause all Investor Shares that are registered or qualified pursuant to Section
1.1 or 1.2 to be listed on each securities exchange on which securities of the same class are then listed.

          1.10   Cooperation.  The Company agrees to cooperate with the Investor
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and its underwriter, if any, in their efforts to register, qualify, and sell
Investor Shares as contemplated by this Agreement. The Company shall take such further actions and execute such further agreements as may be reasonably requested by the Investor and/or its underwriter, if any, that are necessary or desirable to effect the purposes of this Agreement.

          1.11   Representations and Covenants.  The Company hereby represents
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to the Investor that it has not granted any registration rights with respect to any of its securities to any person as of the date of this Agreement and hereby covenants that it will not grant any registration rights to any person that are more favorable than the rights granted herein.

     2.   Notices.  All notices, requests, demands, payments and other
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communications under this Agreement shall be in writing and shall be duly given if delivered personally to the person to whom it is authorized to be given, or it is sent by mail, telegraph, overnight courier service, or transmission by telecopy or similar service at such person's address set forth below, or at such other address as such person may from time to time specify by written notice pursuant to this Section 2. Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, or upon confirmation of the telecopy, or as of the date the same was deposited in the United States mail, or delivered to an overnight courier service, in each case with all applicable charges prepaid, addressed as set forth below.


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          If to the Company:  MB Software Corporation
                              2226 E. Randol Mill Road, Suite 305
                              Arlington, TX 76011

          If to Investor:     at the address of the Investor set forth at the
                              beginning of this Agreement, attention: Gary
                              Goltz.

          with a copy to:     Sally A. Schreiber
                              Munsch Hardt Kopf Harr & Dinan, P.C.
                              1445 Ross Avenue
                              4000 Fountain Place
                              Dallas, Texas 75202

     3.   Miscellaneous.
          -------------

          3.1    Binding; Inurement.  This Agreement shall be binding upon and
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shall inure to the benefit of the Company, its successors and assigns, and to the Investor and its successors and assigns.

          3.2    Entire Agreement.  This Agreement, along with the Investor
                 ----------------
Shares, constitutes the entire agreement between the Company and the Investor relating to the subject matter hereof; there are no terms other than those contained herein and therein and this Agreement may not be modified or amended except in a writing signed by the parties hereto.

          3.3    Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

          3.4    Counterparts.  This Agreement may be executed in counterparts
                 ------------
and by each party hereto on separate counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

          3.5    Specific Performance.  The Company hereby agrees and
                 --------------------
acknowledges that the remedy at law for any breach by it of the provisions of this Agreement will be inadequate and that the Investor shall be entitled to equitable remedies, including specific performance and injunctive relief, therefor.

          3.6    Attorneys' Fees.  If any action is brought to enforce or
                 ---------------
interpret the terms of this Agreement (including through arbitration), the prevailing party shall be entitled to reasonable legal fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

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          If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter in the place indicated and return it to us.

                                             Very truly yours,

                                             MB SOFTWARE CORPORATION



                                             By:  /s/  SCOTT A. HAIRE
                                                  ------------------------------

                                             Its: President
                                                  ------------------------------



CONFIRMED AND AGREED:

IMAGINE INVESTMENTS, INC.



By:  /s/ Harry T. Carneal
     ------------------------------

Its:  Authorized Agent
      ------------------------------